Exhibit 10.3

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 dated as of April 1, 2010 to the Credit Agreement (this “Amendment No. 2”), is entered into among Radiation Therapy Services, Inc., (as successor to RTS Merger Co., Inc.), a Delaware corporation (“Borrower”), Radiation Therapy Services Holdings, Inc., a Delaware Corporation (“Parent”) the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto (the “Subsidiary Guarantors” together with Parent, the “Guarantors”), the Lenders signatory hereto and Wells Fargo Bank, N.A. (formerly known as Wachovia Bank, National Association), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and amends the Credit Agreement dated as of February 21, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Borrower, the institutions from time to time party thereto as Lenders (the “Lenders”), the Administrative Agent and the other agents and arrangers named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Section 10.1 of the Credit Agreement provides that the Credit Agreement may be amended, modified and waived from time to time;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto agree to amend the Credit Agreement in certain respects as set forth herein and the Lenders party hereto and the Administrative Agent are agreeable to the same, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

Section 1. Amendments to Credit Agreement

(a)         Section 1.1 of the Credit Agreement shall be amended by adding the following defined terms:

“Acquisition A” means the acquisition by Borrower or a Subsidiary Guarantor of a Person(s) previously disclosed by the Borrower to the Administrative Agent.

“Acquisition B” means the acquisition by Borrower or a Subsidiary Guarantor of a Person(s) previously disclosed by the Borrower to the Administrative Agent.

“Amendment No. 2 to the Credit Agreement” means that certain Amendment No. 2 to this Agreement dated as of April 1, 2010 entered into among Borrower, Parent, the Subsidiary Guarantors, the Lenders signatory thereto and the Administrative Agent.

“Deadline” shall mean September 30, 2010; provided that such date shall automatically be extended to the extent that (x) a definitive agreement for an Identified Acquisition has been entered into and not been terminated, (y) a condition to the consummation of such Identified Acquisition as set forth in such agreement is the receipt of regulatory approvals and (z) the sole reason such Identified Acquisition has not been consummated is that such regulatory approvals have not been obtained; provided that in no event shall such date be extended to a date that is later than the earlier of (I) twenty (20) days following receipt of such regulatory approvals and (II) December 31, 2010.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to (b) the sum of (x) Consolidated Interest Expense (determined in the same manner as if the Interest Coverage Ratio is being calculated) of the Borrower and its Subsidiaries, (y) Capital Expenditures, other than Excluded Capital Expenditures, of the Borrower and its Subsidiaries and (z) income tax expense (and franchise taxes in the nature of income taxes) and foreign withholding tax expense for such period and any state single business unitary or similar tax (and, without duplication, Permitted Tax Distributions) paid in cash by the Borrower and its Subsidiaries, in each case for such period.

“Identified Acquisitions” means Acquisition A and Acquisition B, and “Identified Acquisition” shall mean either Acquisition A or Acquisition B.

“Medical Developers” means Medical Developers, LLC.

“Required Prepayment Amount” means, with respect to the gross proceeds of an Applicable Incurrence, the difference between (A) the sum of (x) $35,000,000 plus (y) to the extent such gross proceeds exceed $270,000,000, such excess and (B) any underwriting or initial purchasers’ discounts paid by Borrower in respect of the sum of gross proceeds referred to in immediately preceding clause (A).

“Seller Paper” shall mean Indebtedness of a Person of which Parent is a Subsidiary, Parent, Borrower, a Subsidiary Guarantor, or, if reasonably acceptable to the Administrative Agent, any other Subsidiary, that in each case matures at least six months after the Tranche B Maturity Date, is subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent and requires no payments prior to its maturity other than payments made in kind in additional amounts of such Indebtedness.

“Senior Leverage Ratio” shall mean, as at the last day of any fiscal quarter, the ratio of (x) Consolidated Total Debt (other than Consolidated Total Debt that is subordinated in right of payment to the Obligations) of the Borrower and its Subsidiaries on such day to (y) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower and its Subsidiaries ending on such day; provided that for the purposes of this definition of Senior Leverage Ratio, the amount of cash and Cash Equivalents referred to in clause (b) of the definition of Consolidated Total Debt shall always be deemed to be zero.

“Theriac Land Partnerships” means those partnerships holding real estate properties owned by certain of the Borrower’s directors and officers and which are leased to the Borrower or one of its Subsidiaries, as in effect on the Amendment No. 2 Effective Date.

(b)         The following sentence shall be added to end of the first paragraph of the definition of Consolidated EBITDA: “Notwithstanding the foregoing, in no event shall the percentage of Consolidated EBITDA of the Borrower and its Subsidiaries which is derived from Medical Developers and its Subsidiaries for any period exceed 15%, except to the extent any such Consolidated EBITDA so derived is actually distributed in cash to the Borrower or a Subsidiary Guarantor in such period, such Consolidated EBITDA shall not be included in the calculation of such 15% limitation.”

(c)         The following clause (e) shall be added to the end of Section 1.2 of the Credit Agreement:

“(e)       So long as the financing structure of the Theriac Land Partnerships has not changed since the Amendment No. 2 Effective Date and none of Borrower or any Subsidiary shall become liable, on behalf of the owner or otherwise in connection with the properties held by the Theriac Land Partnerships (the “Theriac Properties”), for any Indebtedness or other obligation, in each case, owed by the owner of or secured by the Theriac Properties or shall have any ownership interest in the Theriac Land Partnerships, solely for the purposes of Section 7.1, notwithstanding the accounting treatment of the Theriac Land Partnerships under GAAP, the Borrower and its Subsidiaries shall be deemed to have been the subject of a Sale-Leaseback Transaction and (x) to the extent that, under GAAP, interest expense attributable to the Indebtedness of the Theriac Land Partnership is attributable to Borrower or any Subsidiary, such interest expense shall be deemed to be rental expense of Borrower and its Subsidiaries, (y) any depreciation expense that is attributable to Borrower or any Subsidiary of the Theriac Land Partnerships shall be deemed to be rental expense of Borrower and its Subsidiaries and (z) Indebtedness of the Theriac Land Partnerships shall not be deemed to be Indebtedness of the Borrower and its Subsidiaries.”

(d)         The following proviso shall be added at the end of Section 2.11(a) of the Credit Agreement; provided that the requirement in clause (x) of this Section 2.11 (a) that the portion of Net Cash Proceeds (an “Applicable Portion”) of any incurrence of Permitted Additional Subordinated Debt (an “Applicable Incurrence”) that is to be applied to fund a Permitted Acquisition or an Investment pursuant to Section 7.8(u) or (w) be so applied substantially simultaneously with such Applicable Incurrence in order to avoid triggering a prepayment obligation with respect to the Tranche B Term Loans shall not apply to any Applicable Portion to fund the Identified Acquisitions to the extent (A) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer on the date of such Applicable Incurrence stating the amount of such Applicable Portion and that such Applicable Portion is intended to be used to fund one or both Identified Acquisitions and/or pay fees and expenses in connection therewith (the “Specified Uses”) (and such certificate shall be accompanied by copies of any definitive agreements that may have been entered into in connection therewith), (B) on the date of the Applicable Incurrence, the Applicable Portion shall be deposited into an account with the Administrative Agent that is subject to a control agreement in form and substance reasonably satisfactory to the Administrative Agent (which control agreement shall specify that the Applicable Portion may only be invested in cash or Cash Equivalents) that grants to the Secured Parties a perfected Lien in such Net Cash Proceeds (subject to no Lien other than that of the Collateral Agent) and which control agreement only allows the Applicable Portion to be applied to (x) to the extent such Identified Acquisition(s) are consummated on or before the Deadline, the Specified Uses and (y) to the extent not used to fund such Identified Acquisitions and/or fees and expenses in connection therewith on or before the Deadline, the repayment of the Tranche B Term Loans on the Deadline (or such earlier date as may be designated by the Borrower) and (C) the Tranche B Term Loans in a principal amount not less than the Required Prepayment Amount shall be prepaid on the date of such Applicable Incurrence”.

(e)         If Acquisition B is consummated on or before the Deadline, Section 7.2(g) of the Credit Agreement shall be replaced in its entirety with the following: “(A) Indebtedness of the Borrower or any of its Subsidiaries acquired or assumed pursuant to an Investment pursuant to Section 7.8(g), (r), (s), (u), (w), (x) or (y), which Indebtedness was in existence at the time of such Investment and not incurred in contemplation thereof (and any Permitted Refinancing

Indebtedness in respect of any such Indebtedness), in an aggregate principal amount not to exceed $12,000,000 plus (B) no more than $40,000,000 in an aggregate principal amount of Indebtedness of the Person(s) acquired in Acquisition B existing at the time thereof and not incurred in contemplation thereof;”

(f)          The reference in Section 7.2(m) of the Credit Agreement to “Section 7.1(f)” shall be changed to “Section 7.2(f)”.

(g)         Section 7.8(w) of the Credit Agreement shall be replaced in its entirety with the following: “Investments by Covenant Parties (A) in Joint Ventures not exceeding $25,000,000 in the aggregate at any time outstanding, plus (B) so long as (I) Section 7.15 shall not have been violated as a result thereof and (II) Medical Developers shall not be an Affiliate of Borrower other than by reason of such Investments or any previous Investments by Borrower and its Subsidiaries, in Medical Developers not exceeding $55,000,000 in the aggregate, plus (C) to the extent the consideration therefor is Permitted Capital Stock, plus (D) in Medical Developers, to the extent the consideration therefor is Seller Paper; provided that in the case of clause (B), upon the making of such Investment and after giving pro forma effect thereto and any Indebtedness incurred in connection therewith, (I) the Total Leverage Ratio shall not be greater than 0.25x less than what it is required to be under Section 7.1 as of the end of the most recently ended fiscal period of Borrower for which financial statements under Section 6.1 (a) or (b) are required to have been delivered, (II) the Senior Leverage Ratio as of the end of the most recently ended fiscal period of Borrower for which financial statements under Section 6.1(a) or (b) are required to have been delivered shall not be greater than (x) if Acquisition B shall have been abandoned or if, following the Deadline, Acquisition B shall not have been consummated, 2.35 to 1.00 and (y) if otherwise, 2.25 to 1.00, (III) the Fixed Charge Coverage Ratio for the four quarter period ending on the last day of the most recent period for which financial statements were required to be delivered under Section 6.1(a) or (b) shall not be less than 1.35 to 1.00, (IV) the Available Revolving Commitment plus the amount of unrestricted cash and Cash Equivalents then owned by the Borrower and the Subsidiary Guarantors shall not be less than $15,000,000 and (V) the Borrower shall have provided to the Administrative Agent such information regarding Medical Developers as may be reasonably requested by Administrative Agent in order for the Administrative Agent to perform its “know your customer” and Patriot Act review.

Section 2. Conditions Precedent to the Effectiveness of this Amendment No. 2

This Amendment No. 2 shall become effective as of the date (the “Amendment No. 2 Effective Date”) when, and only when, the following conditions precedent have been satisfied:

(a)         Administrative Agent shall have received counterparts of this Amendment No. 2, duly executed by (1) the Borrower, (2) each Guarantor, (3) the Administrative Agent and (4) the Required Lenders.

(b)         No Default or Event of Default exists and is continuing or would exist immediately after giving effect to this Amendment No. 2.

(c)         As of the Amendment No. 2 Effective Date, the representations and warranties (x) set forth in Section 4 of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date, in which case they shall be true as of such earlier date) and (y) set forth in Section 3 below are true and correct in all material respects.

(d)         The fees set forth in Section 4 and the costs and expenses in Section 7 shall in each case have been paid.

(e)         The materials referred to under Section 6.1(a) and 6.2(b)(i) of the Credit Agreement with respect to the year ended December 31, 2009 shall have been delivered to the Administrative Agent.

Section 3. Representations and Warranties

On and as of the Amendment No. 2 Effective Date, after giving effect to this Amendment No. 2, the Borrower hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)         this Amendment No. 2 has been duly authorized, executed and delivered by the Loan Parties and constitutes the legal, valid and binding obligation of the Loan Parties enforceable against the Loan Parties in accordance with its terms and the Credit Agreement, as amended by this Amendment No. 2, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms;

(b)         No consent, approval, authorization or offer of, or filing, registration or qualification with, any court or governmental authority or third party is required by the Borrower in connection with the execution, delivery or performance by such Person of this Amendment No. 2; and

(c)         none of Parent or any of its Subsidiaries holds any Capital Stock, or is liable for any Indebtedness, of any of the Theriac Land Partnerships.

Section 4. Amendment Fee

Each Lender that delivers a signature page to this Amendment No. 2 at or prior to noon Eastern Daylight Time on April 1, 2010 (the “Response Time”) shall be paid a cash fee by Borrower in an amount equal to 0.125% of the aggregate principal amount of such Lender’s Revolving Commitments (whether used or unused) and outstanding Tranche B Term Loans as of the Response Time.

Section 5. Reference to and Effect on the Loan Documents

(a)      As of the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment No. 2 and the Credit Agreement shall be read together and construed as a single instrument. Each of the table of contents and lists of Exhibits and Schedules of the Credit Agreement shall be amended to reflect the changes made in this Amendment No. 2 as of the Amendment No. 2 Effective Date.

(b)      As of the Amendment No. 2 Effective Date, Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and acknowledges and agrees to be bound by all covenants, agreements and acknowledgments in the Credit Agreement and any other Loan Document and to perform all obligations and duties required of it by the Credit Agreement.

(c)       Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed.

(d)      The execution, delivery and effectiveness of this Amendment No. 2 shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrower or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

(e)       This Amendment No. 2 shall constitute a Loan Document under the terms of the Credit Agreement.

Section 6. Acknowledgement of Guarantors

The Guarantors acknowledge and consent to all terms and conditions of this Amendment No. 2 and agree that this Amendment No. 2 and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Loan Documents.

Section 7. Costs and Expenses

The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment No. 2 (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

Section 8. Execution in Counterparts

This Amendment No. 2 may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment No. 2.

Section 9. Lender Signatures

Each Lender that signs a signature page to this Amendment No. 2 shall be deemed to have approved this Amendment No. 2 and shall be further deemed for the purposes of the Loan Documents to have approved this Amendment No. 2. Each Lender signatory to this Amendment agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.

Section 10. Governing Law

THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO

PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY.

Section 11. Section Titles

The section titles contained in this Amendment No. 2 are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, subclause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, subclause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, subclause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

Section 12. Notices

All communications and notices hereunder shall be given as provided in the Credit Agreement.

Section 13. Severability

The fact that any term or provision of this Amendment No. 2 is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 14. Successors

The terms of this Amendment No. 2 shall be binding upon, and shall inure to the benefit of, the Lenders, the parties hereto and their respective successors and assigns.

Section 15. Waiver of Jury Trial

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT NO. 2 OR ANY OTHER LOAN DOCUMENT.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 and Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

RADIATION THERAPY SERVICES HOLDINGS INC., as Parent

By:	/s/ Authorized Signatory
Name:
Title:

RADIATION THERAPY SERVICES, INC., as Borrower

By:	/s/ Authorized Signatory
Name:
Title:

[RTS - Amendment]

21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, LLC
21ST CENTURY ONCOLOGY MANAGEMENT SERVICES OF ARIZONA, INC.
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE, INC.
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY. MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES. INC.
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
JACKSONVILLE RADIATION THERAPY SERVICES, INC.
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES. LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.
JACKSONVILLE RADIATION THERAPY SERVICES, INC.
as Subsidiary Guarantors

By:	/s/ Authorized Signatory
Name:
Title:

[RTS - Amendment]

WELLS FARGO BANK, N.A. (formerly known as Wachovia Bank, National Association), as Administrative Agent

By:	/s/ Kent Davis
Name: Kent Davis
Title: Managing Director

[RTS - Amendment]